                                                                    EXHIBIT 99.7


                        BENEFICIAL OWNER ELECTION FORM

                                 INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Class A common stock of Revlon, Inc. ("Revlon").

     This will instruct you whether to exercise or sell Rights to purchase shares of Revlon's Class A common stock distributed with respect to the shares of Revlon's Class A or Class B common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Revlon, Inc. Subscription Rights Certificates."

     Box 1. [ ] Please DO NOT EXERCISE RIGHTS for shares of Class A common stock.

     Box 2. [ ]  Please SELL       RIGHTS and remit the net proceeds to the
undersigned.

     Box 3. [ ] Please EXERCISE RIGHTS for shares of Class A common stock as set forth below.

                                            NUMBER OF         SUBSCRIPTION
                                             RIGHTS              PRICE            PAYMENT
                                    ------------------------ ------------- ---------------------
    Basic Subscription Privilege:              x             =             $ (Line 1)
    Over-Subscription Privilege:               x             =             $ (Line 2)
                                    Total Payment Required   =             $ (Sum of Lines 1
                                                                           and 2; must equal
                                                                           total of amounts in
                                                                           Boxes 4 and 5.)


     Box 4. [ ]  Payment in the following amount is enclosed $         .

     Box 5. [ ] Please deduct payment from the following account maintained by you as follows:


     ---------------------         -------------------------
      Type of Account                Account to be deducted:

     Account No. to be deducted:   $ ---------------------


                                   ---------------------------------

                                   ---------------------------------
                                               Signature(s)

                                   Please type or print name(s) below:

                                   ---------------------------------

                                   ---------------------------------

     Date:      , 2003